UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2025
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada		V6E 4A2
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01         Regulation FD Disclosure

On June 2, 2025, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to report that it had filed its quarterly report on Form 10-Q for the quarter ended April 30, 2025, with the U.S. Securities and Exchange Commission (the “SEC”). The Form 10-Q filing, which includes the Company’s interim condensed consolidated financial statements, related notes thereto and management’s discussion and analysis, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Highlights:

●	Commissioned first new mine-unit at Christensen Ranch In-Situ Recovery (“ISR”) Mine, with Header House 10-7 coming online as part of the phased ramp-up of Wyoming’s Powder River Basin operations.

●	Construction advancing at Burke Hollow in South Texas, with major equipment installed at the satellite ion exchange plant and disposal well development in progress.

●
Sweetwater production hub development progressing, with a Technical Report Summary (“TRS”) to be issued at the end of fiscal 2025 for a new Hub-and-Spoke model anchored by the Sweetwater Plant in the Great Divide Basin, Wyoming.

●
Roughrider Pre-Feasibility initiated, with metallurgical test work significantly advanced, bulk solvent extraction and yellowcake precipitation completed; and process initiated for a formal S-K 1300 Pre-Feasibility Study.

●
Expanded the U.S. Operations and Technical Team, with the Wyoming and Texas workforce growing to more than 100 employees. Key personnel were added in operations, geology, metallurgy and supply chain management, deepening the production team’s bench strength.

●
Quadrupling of U.S. nuclear capacity with transformational Executive Orders from the Trump Administration, that also include fast track permitting support for advanced and micro-reactors and reducing U.S. dependence on foreign sources of nuclear fuel as a matter of national security.

●
Increasing demand for U.S. origin uranium, with a memorandum of understanding signed for Wyoming produced uranium concentrates to Radiant Industries, Inc., a microreactor company in preparation for testing at the Idaho National Laboratory.

Financial Highlights:

●	$271 million of cash, inventory and equities at market prices(1), and no debt on May 30, 2025.

●
Inventory totals 1,356,000 pounds of U3O8 valued at $96.6 million at market prices(1). UEC's U.S. warehoused physical uranium program will be expanded by 300,000 pounds through purchase contracts in December 2025 at $37.05 per pound, providing a low-cost stream of physical uranium at a time of heightened geopolitical uncertainty.

Amir Adnani, President and CEO, stated:

“With the U.S. now targeting a fourfold expansion of nuclear capacity and rebuilding its nuclear industrial base under Presidential Executive Orders, UEC’s production ramp-up is strategically aligned with the expected increase in uranium demand.

This quarter’s operational milestones—commissioning new ISR production in Wyoming and advancing construction in South Texas—underscore how ideally positioned UEC is to meet the call for secure, scalable and 100% domestic uranium supply.

Additionally, preparing our Roughrider project in Canada for pre-feasibility aims to add another layer of reliable uranium supply from a stable jurisdiction for longer term demand. The Administration has made clear that uranium mining, along with conversion and enrichment, are critical to national security. As America’s leading uranium company, we are ready to fuel this transformation with low-cost production platforms across the U.S. and Canada.”

Christensen Ranch and Irigaray ISR Operations, Wyoming

UEC achieved a significant operational milestone this quarter with the startup of Header House 10-7, marking the first new production area at Christensen Ranch as part of its phased restart. This new header house began delivering feed along with past-producing wellfields 7, 8, and 10 to the satellite ion exchange plant, resulting in a notable increase in uranium head grade from the operating wellfields. Construction of Header House 10-8 is nearly complete, with transformers, motor control centers, programmable logic controllers, and injection and recovery headers installed—only final trenching and tie-ins remain.

Key refurbishment work was completed at both the Christensen Ranch ion exchange plant and the Irigaray Central Processing Plant. At Christensen Ranch, eight ion exchange columns were taken offline for internal piping replacement and vessel recoating, while production continued in the expanded area. At Irigaray, the plant operated normally as refurbishment advanced in the yellowcake packaging area.

Field development advanced with active drilling in wellfield 11 (piloting, casing, underreaming), delineation drilling in wellfield 12, and extensions in wellfields 8 and 10. Consistent with UEC’s sustainability commitments and regulatory obligations, plugging and abandonment of wells in wellfield 2 was also initiated during the quarter.

As a result of the ramp-up, employment at Christensen Ranch increased to 63 personnel, supporting the Company’s growing operations in Wyoming’s Powder River Basin.

Burke Hollow ISR Project, South Texas

Construction at the Burke Hollow Project continued to progress on schedule, with key advances made across wellfield development and processing infrastructure.

In Production Area One (PA-1), drilling activity remained robust with 101 additional holes completed and 65 wells cased to expand the production footprint. Simultaneously, the installation of the high-density polyethylene (HDPE) trunkline between the satellite ion exchange plant and PA-1 began, marking another key step in preparing for flowline integration. At Production Area Two (PA-2), drilling commenced to define the footprint for future perimeter monitor wells, setting the stage for further phased expansion.

Construction of the satellite ion exchange plant also advanced meaningfully. Following completion of the main concrete slab in the second quarter of fiscal 2025, key uranium processing equipment was received, including a resin hauling trailer, motor control centers, and two filter presses. Four ion exchange columns were installed—all positioned and internally piped on the foundation. In parallel, a contract was awarded for the drilling of a deep disposal well, an important component for wastewater management during operational phases.

With these milestones achieved, UEC’s South Texas workforce has grown to 40 personnel, supporting the Company’s advancing development at Burke Hollow and broader hub-and-spoke platform in the region.

Sweetwater, Wyoming(2)

UEC expects to issue a TRS with an estimate of mineral resources of the Great Divide Basin Hub-and-Spoke by the end of fiscal 2025. In this report, the Sweetwater Plant will be designated as the “Hub,” supported by a series of satellite projects or “Spokes.”

The Spokes will include:

●	Red Desert: REB, ENQ, and Sweetwater deposits
●	Green Mountain: Round Park, Phase 2, Whiskey Peak, and Desert View Resource Zones
●	Additional nearby properties: JAB, Clarkson Hill, and Red Rim

In parallel with the TRS work, UEC has initiated efforts to amend the conventional mining permits at the Sweetwater Uranium Project. These amendments will incorporate:

●	ISR mining methods
●	ISR-mineable resources
●	A new ion exchange and elution circuit at the Sweetwater Plant

These activities are advancing UEC’s development plans for a scalable hub-and-spoke ISR production platform in Wyoming’s Great Divide Basin.

Roughrider Project, Saskatchewan

In preparation for a proposed pre-feasibility study, UEC drilled metallurgical holes in 2024 across the West Zone, East Zone, and Far East Zone at the Roughrider Project. The drill cores were collected to confirm metallurgical testing aimed at advancing the project toward the next stage of technical development.

Metallurgical test work, initiated in January 2025, is being conducted by SGS Canada Inc. – Mineral Services at its laboratory in Lakefield, Ontario. Testing completed to date includes:

●	Bulk solvent extraction on pregnant leach solution to generate raffinate and pregnant strip liquor
●	Gypsum removal from the pregnant strip liquor
●	Yellowcake precipitation
●	Bulk tailings neutralization and effluent treatment
●	Liquid/solid separation of simulated tailings

In parallel, UEC has initiated a request for proposal to engage qualified firms for the preparation of the forthcoming pre-feasibility study and related TRS.

Notes:

1.	Market values for securities are based on closing prices as at May 30, 2025, and for uranium inventories are based on the spot price quoted on UxC CVD as of such date.

2.
On September 14, 2022, UEC filed an expanded S-K 1300 TRS for the Wyoming Hub-and-Spoke platform, covering properties throughout Wyoming. UEC is now dividing the Wyoming TRS into two Hub-and-Spoke reports – one for the Great Divide Basin Hub (Sweetwater Plant and properties) and the other for the Powder River Basin Hub (Irigaray Plant and properties). The Great Divide Basin Hub-and-Spoke TRS is expected to be issued at the end of fiscal 2025. The Powder River Basin Hub-and-Spoke TRS is expected to be issued shortly thereafter.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K (including the Exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01         Financial Statements and Exhibits

(d)                  Exhibits

Exhibit	Description
99.1	News Release dated June 2, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 2, 2025.	URANIUM ENERGY CORP. By: /s/ Josephine Man Josephine Man, Chief Financial Officer, Treasurer and Secretary
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